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                                                151 Farmington Avenue
                                                Hartford, CT  06156


                                                Julie E. Rockmore
                                                Counsel
                                                Law Division, RE4A
                                                Investments & Financial Services
April 7, 1998                                   (860) 273-4686
                                                Fax:  (860) 273-8340


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re:  Aetna Life Insurance and Annuity Company
     Registration Statement on Form S-2
     Prospectus Title: ALIAC Guaranteed Account

Dear Sirs:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I have represented the Company in connection with the ALIAC Guaranteed Account (the "Guaranteed Account"), a guaranteed interest option available under certain variable annuity contracts, and the Form S-2 Registration Statement relating to such account.

In connection with such representation, I have reviewed the Registration Statement on Form S-2 for the Guaranteed Account, including the prospectus and relevant proceedings of the Board of Directors.

Based upon this review, and assuming the securities represented by the Guaranteed Account are issued in accordance with the provisions of the prospectus, I am of the opinion that the securities, when sold, will have been legally issued, and will constitute a legal and binding obligation of the Company.

I further consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,




/s/ Julie E. Rockmore
----------------------------------------
Julie E. Rockmore
Counsel
Aetna Life Insurance and Annuity Company